UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010

Adaptec, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Interim President and Chief Executive Officer

Upon the recommendation and approval of the Compensation Committee, on June 17, 2010, the Board of Directors of Adaptec, Inc. (the “Company”) approved a cash bonus of $500,000 to John J. Quicke, the Company’s Interim President and Chief Executive Officer, in connection with his efforts to consummate the sale of Adaptec’s data storage hardware and software solutions and products business (the “DPS Business”) to PMC-Sierra, Inc. The cash bonus is payable in two installments: $250,000 is payable immediately and the remaining $250,000 is payable on December 31, 2010, upon substantially realizing the benefit from the sale of the DPS Business and the Company’s effective transition following the disposition of the DPS Business. Mr. Quicke abstained from voting to approve the bonus as a member of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By:	/S/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: June 21, 2010